Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A ("Registration Statement") of our report dated October 11, 2002, relating to the financial statements and financial highlights which appears in the August 31, 2002 Annual Report to Shareholders of Top 50 US Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Information" in such Registration Statement.



PricewaterhouseCoopers LLP

Baltimore, Maryland
November 25, 2002